Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports seven percent organic revenue increase and
strong double-digit growth in 4th quarter 2017 earnings
Company completes acquisition of Pure Technologies

•	Fourth quarter 2017 reported net income was $71 million or $0.40 per share; Adjusted net income for the quarter was $137 million or $0.76 per share, up 15 percent versus the prior year period

•	Full-year 2017 reported net income was $331 million or $1.83 per share; Adjusted net income was $433 million or $2.40 per share, up 18-percent year-over-year

•	Xylem delivered $4.7 billion in revenue for the full year, representing pro forma organic growth of four percent

•	Full-year free cash flow grew 41 percent to $544 million, representing a 147-percent conversion

•	Company increases quarterly cash dividend by 17 percent

•	Xylem projects full-year 2018 organic revenue growth of four to six percent, adjusted earnings per share of $2.82 to $2.97

RYE BROOK, N.Y., February 1, 2018 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter 2017 net income of $71 million, or $0.40 per share. Excluding the impact of restructuring, realignment, acquisition-related charges and other special items, the Company delivered adjusted net income of $137 million or $0.76 per share in the quarter, a 15-percent increase over the prior year period.  Fourth quarter revenue was $1.3 billion, up 17 percent including the full quarter contribution from the Sensus business versus the prior year period which included only two months of Sensus results. Revenue for the quarter increased seven percent on a pro forma organic basis, driven by a strong performance in the public utility end market in nearly every geography and continued growth in industrial, commercial and residential end markets. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) improved by 40 basis points year-over-year to 20.2 percent driven by net productivity gains and volume leverage. Reported operating margin in the quarter was 14 percent and adjusted operating margin decreased 10 basis points year-over-year to 15.2 percent, including a 20-basis-point impact due to purchase accounting amortization.

For the full year 2017, Xylem generated $4.7 billion in revenue, up 25 percent on a reported basis and four percent on a pro forma organic basis.  Full-year reported net income was $331 million, or $1.83 per share, with an operating margin of 11.8 percent.  Adjusted net income, which excludes the impact of restructuring, realignment, acquisition-related charges and other special items, was $433 million, or $2.40 per share, an 18-percent increase over the prior year.  Adjusted EBITDA improved by 80 basis points to 18.7 percent year-over-year. Xylem delivered a full-year 2017 adjusted operating margin of 13.4 percent, down 20 basis points versus the prior year including a 50-basis-point impact due to purchase accounting amortization. The Company generated $544 million in free cash flow, an increase of 41 percent versus last year, representing a 147-percent conversion.

“Our teams delivered a strong performance throughout 2017 and I’m very pleased with our full-year results,” said Patrick Decker, President and Chief Executive Officer of Xylem. “Our relentless focus on the customer and continuing to enhance our execution in the field translated into improved results in revenue, orders and backlog growth, with the momentum we built in the second half of the year carrying into 2018. We capitalized on improving end market conditions, particularly in public utilities where we continue to gain share. Our productivity for growth initiatives continue to generate significant savings and fund critical R&D investments for our long-term growth. The successful integration of the new capabilities and capacity we gained with the addition of Sensus and Visenti are opening up new growth opportunities for us. And we’re building upon this as we continue to execute our strategy of disciplined capital deployment.”

Xylem also confirmed the completion of its previously announced acquisition of Pure Technologies, a leader in smart infrastructure assessment and management. Pure’s diagnostic and analytics solutions and services address key water and wastewater infrastructure challenges, including non-revenue water and asset management, a critical issue as infrastructure ages.

Decker continued, “Pure’s solutions are highly complementary to the broader Xylem portfolio. This business brings a unique set of proprietary technologies as well as data analytics expertise that further augment our ability to identify and address some of our customers’ most urgent needs. As we bring these and other advanced infrastructure analytics capabilities together, we will create a portfolio of solutions that is holistic, disruptive and scalable to significantly improve the economics of our customers’ operations.”

Xylem announced that its Board of Directors declared a dividend in the amount of $0.21 per share, an increase of 17 percent. The dividend is payable on March 15, 2018 to shareholders of record as of February 15, 2018.

Full-year 2018 Outlook
Xylem forecasts full-year 2018 revenue in the range of $5.1 to $5.2 billion, up eight to 10 percent, including growth from previously announced acquisitions.  On an organic basis, Xylem’s revenue growth is anticipated to be in the range of four to six percent.

Full-year 2018 adjusted operating margin is expected to be in the range of 14.0 to 14.4 percent, resulting in adjusted earnings per share of $2.82 to $2.97.  This represents an increase of 18 to 24 percent from Xylem’s 2017 adjusted results. The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs of approximately $35 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Fourth Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Fourth quarter 2017 revenue was $583 million, up six percent organically compared with fourth quarter 2016. This increase was driven by strong results in the public utility end market across most regions globally from wastewater transport applications and treatment project deliveries. The industrial end market also continued to show solid growth, reflecting improved market conditions in North America for dewatering applications.

•

•
Fourth quarter reported operating income for the segment was $103 million. Adjusted operating income for the segment, which excludes $4 million of restructuring and realignment costs, was $107 million, a six-percent increase over the same period a year ago. Reported operating margin for the Water Infrastructure segment was 17.7 percent, down 100 basis points versus the prior year, and adjusted operating margin was down 70 basis points to 18.4 percent. This reflects inflation and higher investments in strategic initiatives, which more than offset strong productivity gains and volume leverage achieved in the quarter.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Fourth quarter 2017 Applied Water revenue was $373 million, a five-percent increase organically year-over-year. This performance reflects continued growth in the U.S. and Europe industrial end markets. Demand for clean water supply helped drive growth in the residential end market in Asia Pacific, and the Company also captured share gains in Europe. Commercial building applications showed solid growth from demand for projects and restocking due to cold weather conditions.

•
Fourth quarter reported operating income for the segment was $61 million and adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $64 million, a 16-percent increase over the comparable period last year.  Applied Water segment reported operating margin was 16.4 percent, up 270 basis points over the prior year period. Adjusted operating margin increased 150 basis points to 17.2 percent as cost reductions and volume leverage more than offset inflation and the funding of investments.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•
Fourth quarter 2017 Measurement & Control Solutions revenue was $321 million, up 12 percent organically versus the prior year. This growth was driven by a strong performance in the Sensus business, which increased 15 percent on a pro forma organic basis in the quarter, reflecting double-digit growth in water, gas and software services sectors partially offset by modest declines in the electric business. Revenue from Xylem’s legacy analytics business increased one percent organically in the quarter.

•
Fourth quarter reported operating income for the segment was $30 million, and adjusted operating income, which excludes $4 million of restructuring and realignment costs and acquisition-related costs, was $34 million. Measurement & Control Solutions segment reported operating margin was 9.3 percent. Adjusted operating margin increased 130 basis points to 10.6 percent as volume leverage and mix combined with cost reductions more than offset inflation and the funding of strategic R&D investments.

Supplemental information on Xylem’s fourth quarter and full-year 2017 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s more than 16,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2017 revenue of $4.7 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

Year Ended December 31,	2017	2016	2015
Revenue	$4,707	$3,771	$3,653
Cost of revenue	2,856	2,310	2,249
Gross profit	1,851	1,461	1,404
Selling, general and administrative expenses	1,090	915	854
Research and development expenses	180	110	95
Restructuring and asset impairment charges	25	30	6
Operating income	556	406	449
Interest expense	82	70	55
Other non-operating income, net	2	4	—
(Loss)/gain on sale of businesses	(10)	—	9
Income before taxes	466	340	403
Income tax expense	136	80	63
Net income	330	260	340
Less: Net loss attributable to non-controlling interests	(1)	—	—
Net income attributable to Xylem	$331	$260	$340
Earnings per share:
Basic	$1.84	$1.45	$1.88
Diluted	$1.83	$1.45	$1.87
Weighted average number of shares:
Basic	179.6	179.1	180.9
Diluted	180.9	180.0	181.7
Dividends declared per share	$0.7200	$0.6196	$0.5632

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

December 31,	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$414	$308
Receivables, less allowances for discounts, returns and doubtful accounts of $35 and $30 in 2017 and 2016, respectively	956	843
Inventories	524	522
Prepaid and other current assets	177	166
Total current assets	2,071	1,839
Property, plant and equipment, net	643	616
Goodwill	2,768	2,632
Other intangible assets, net	1,168	1,201
Other non-current assets	210	186
Total assets	$6,860	$6,474
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$549	$457
Accrued and other current liabilities	551	521
Short-term borrowings and current maturities of long-term debt	—	260
Total current liabilities	1,100	1,238
Long-term debt, net	2,200	2,108
Accrued postretirement benefits	442	408
Deferred income tax liabilities	252	352
Other non-current accrued liabilities	347	161
Total liabilities	4,341	4,267
Stockholders’ equity:
Common stock — par value $0.01 per share:
Authorized 750.0 shares, issued 192.3 and 191.4 shares in 2017 and 2016, respectively	2	2
Capital in excess of par value	1,912	1,876
Retained earnings	1,227	1,033
Treasury stock – at cost 12.4 shares and 11.9 shares in 2017 and 2016, respectively	(428)	(403)
Accumulated other comprehensive loss	(210)	(318)
Total stockholders’ equity	2,503	2,190
Non-controlling interest	16	17
Total equity	2,519	2,207
Total liabilities and stockholders’ equity	$6,860	$6,474

XYLEM INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

Year Ended December 31,	2017	2016	2015
Operating Activities
Net income	$330	$260	$340
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	109	87	88
Amortization	125	64	45
Deferred income taxes	(33)	14	(9)
Share-based compensation	21	18	15
Restructuring and asset impairment charges	25	30	6
Gain from sale of businesses	10	—	(9)
Other, net	19	6	12
Payments for restructuring	(28)	(16)	(14)
Contributions to postretirement benefit plans	(33)	(27)	(25)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(79)	(6)	(24)
Changes in inventories	27	(15)	23
Changes in accounts payable	50	61	20
Changes in accrued liabilities	28	13	(11)
Changes in accrued taxes	104	(13)	(3)
Net changes in other assets and liabilities	11	21	10
Net Cash — Operating activities	686	497	464
Investing Activities
Capital expenditures	(170)	(124)	(117)
Proceeds from the sale of property, plant and equipment	1	1	—
Acquisitions of businesses and assets, net of cash acquired	(33)	(1,782)	(18)
Proceeds from sale of businesses	16	—	1
Cash received from investments	10	—	—
Cash paid for investments	(11)	—	—
Other, net	6	19	2
Net Cash — Investing activities	(181)	(1,886)	(132)
Financing Activities
Short-term debt issued	—	274	—
Short-term debt repaid, net	(282)	(80)	(3)
Long-term debt issued, net	—	1,540	—
Long-term debt repaid	—	(608)	—
Repurchase of common stock	(25)	(4)	(179)
Proceeds from exercise of employee stock options	16	24	21
Excess tax benefit from share based compensation	—	—	2
Dividends paid	(130)	(112)	(102)
Other, net	—	—	(1)
Net Cash — Financing activities	(421)	1,034	(262)
Effect of exchange rate changes on cash	22	(17)	(53)
Net change in cash and cash equivalents	106	(372)	17
Cash and cash equivalents at beginning of year	308	680	663
Cash and cash equivalents at end of year	$414	$308	$680
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$78	$49	$52
Income taxes (net of refunds received)	$57	$78	$75

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business and special charges. For Sensus historical adjustments, see Sensus Historical - Adjusted EBITDA table.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain from sale of business, special charges and tax-related special items, as applicable. For Sensus historical adjustments, see Sensus Historical - Adjusted Operating Income table.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs and costs related to the recognition of the backlog intangible asset recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as non-cash impairment charges, due diligence costs, initial acquisition and integration costs not related to Sensus and other special non-operating items, as well as interest expense related to the early extinguishment of debt and financing costs on the bridge loan entered into for the Sensus acquisition during 2016.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.
"Pro forma" defined as including the results of Sensus for the calendar period prior to the acquisition of Sensus by Xylem Inc. on October 31, 2016.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions/ Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016

Year Ended December 31
Xylem Inc.	4,868	3,824	1,044	27%	(751)	(33)	260	7%	26%
Water Infrastructure	2,112	1,957	155	8%	—	(16)	139	7%	7%
Applied Water	1,476	1,405	71	5%	11	(3)	79	6%	5%
Measurement & Control Solutions	1,280	462	818	177%	(762)	(14)	42	9%	174%

Quarter Ended December 31
Xylem Inc.	1,270	1,067	203	19%	(63)	(37)	103	10%	16%
Water Infrastructure	566	492	74	15%	—	(20)	54	11%	11%
Applied Water	373	348	25	7%	6	(9)	22	6%	5%
Measurement & Control Solutions	331	227	104	46%	(69)	(8)	27	12%	42%

Quarter Ended September 30
Xylem Inc.	1,249	946	303	32%	(223)	(22)	58	6%	30%
Water Infrastructure	558	521	37	7%	—	(12)	25	5%	5%
Applied Water	374	342	32	9%	2	(4)	30	9%	8%
Measurement & Control Solutions	317	83	234	282%	(225)	(6)	3	4%	275%

Quarter Ended June 30
Xylem Inc.	1,212	923	289	31%	(228)	14	75	8%	33%
Water Infrastructure	521	483	38	8%	—	9	47	10%	10%
Applied Water	375	361	14	4%	2	5	21	6%	5%
Measurement & Control Solutions	316	79	237	300%	(230)	—	7	9%	300%

Quarter Ended March 31
Xylem Inc.	1,137	888	249	28%	(237)	12	24	3%	29%
Water Infrastructure	467	461	6	1%	—	7	13	3%	3%
Applied Water	354	354	—	0%	1	5	6	2%	1%
Measurement & Control Solutions	316	73	243	333%	(238)	—	5	7%	333%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016

Year Ended December 31
Xylem Inc.	4,707	3,771	936	25%	(780)	(34)	122	3%	24%
Water Infrastructure	2,004	1,932	72	4%	—	(16)	56	3%	3%
Applied Water	1,421	1,393	28	2%	10	(4)	34	2%	2%
Measurement & Control Solutions	1,282	446	836	187%	(790)	(14)	32	7%	184%

Quarter Ended December 31
Xylem Inc.	1,277	1,095	182	17%	(70)	(37)	75	7%	13%
Water Infrastructure	583	530	53	10%	—	(21)	32	6%	6%
Applied Water	373	351	22	6%	5	(9)	18	5%	4%
Measurement & Control Solutions	321	214	107	50%	(75)	(7)	25	12%	47%

Quarter Ended September 30
Xylem Inc.	1,195	897	298	33%	(232)	(22)	44	5%	31%
Water Infrastructure	520	478	42	9%	—	(10)	32	7%	7%
Applied Water	354	343	11	3%	2	(5)	8	2%	2%
Measurement & Control Solutions	321	76	245	322%	(234)	(7)	4	5%	313%

Quarter Ended June 30
Xylem Inc.	1,164	932	232	25%	(236)	14	10	1%	26%
Water Infrastructure	482	484	(2)	0%	—	9	7	1%	1%
Applied Water	361	366	(5)	-1%	2	5	2	1%	0%
Measurement & Control Solutions	321	82	239	291%	(238)	—	1	1%	291%

Quarter Ended March 31
Xylem Inc.	1,071	847	224	26%	(242)	11	(7)	-1%	28%
Water Infrastructure	419	440	(21)	-5%	—	6	(15)	-3%	-3%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Measurement & Control Solutions	319	74	245	331%	(243)	—	2	3%	331%

Xylem Inc. Non-GAAP Reconciliation - Pro forma with Sensus
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2017 v. 2016	% Change 2017 v. 2016	Acquisitions / Divestitures	FX Impact	Change Adj. 2017 v. 2016	% Change Adj. 2017 v. 2016
	2017	2016 (a)

Year Ended December 31
Xylem Inc.	4,707	4,533	174	4%	6	(21)	159	4%	3%
Water Infrastructure	2,004	1,932	72	4%	—	(16)	56	3%	3%
Applied Water	1,421	1,393	28	2%	10	(4)	34	2%	2%
Measurement & Control Solutions	1,282	1,208	74	6%	(4)	(1)	69	6%	6%

Quarter Ended December 31
Xylem Inc.	1,277	1,164	113	10%	3	(37)	79	7%	7%
Water Infrastructure	583	530	53	10%	—	(21)	32	6%	6%
Applied Water	373	351	22	6%	5	(9)	18	5%	4%
Measurement & Control Solutions	321	283	38	13%	(2)	(7)	29	10%	11%

Quarter Ended September 30
Xylem Inc.	1,195	1,125	70	6%	2	(18)	54	5%	5%
Water Infrastructure	520	478	42	9%	—	(10)	32	7%	7%
Applied Water	354	343	11	3%	2	(5)	8	2%	2%
Measurement & Control Solutions	321	304	17	6%	—	(3)	14	5%	5%

Quarter Ended June 30
Xylem Inc.	1,164	1,169	(5)	0%	2	19	16	1%	1%
Water Infrastructure	482	484	(2)	0%	—	9	7	1%	1%
Applied Water	361	366	(5)	-1%	2	5	2	1%	0%
Measurement & Control Solutions	321	319	2	1%	—	5	7	2%	2%

Quarter Ended March 31
Xylem Inc.	1,071	1,075	(4)	0%	(1)	15	10	1%	1%
Water Infrastructure	419	440	(21)	-5%	—	6	(15)	-3%	-3%
Applied Water	333	333	—	0%	1	5	6	2%	2%
Measurement & Control Solutions	319	302	17	6%	(2)	4	19	6%	7%

(a)	Includes Measurement & Control Solutions and Visenti revenue for the ten months ended October 31, 2016 which was prior to Xylem acquiring the businesses.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		Q4		YTD
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Total Revenue
• Total Xylem	1,071	847	1,164	932	1,195	897	1,277	1,095	4,707	3,771
• Water Infrastructure	419	440	482	484	520	478	583	530	2,004	1,932
• Applied Water	333	333	361	366	354	343	373	351	1,421	1,393
• Measurement & Control Solutions	319	74	321	82	321	76	321	214	1,282	446
Operating Income
• Total Xylem	86	79	139	109	152	109	179	109	556	406
• Water Infrastructure	40	51	74	66	91	75	103	99	308	291
• Applied Water	36	39	49	51	51	50	61	48	197	188
• Measurement & Control Solutions	25	3	29	4	26	4	30	(11)	110	—
• Total Segments	101	93	152	121	168	129	194	136	615	479
Operating Margin
• Total Xylem	8.0%	9.3%	11.9%	11.7%	12.7%	12.2%	14.0%	10.0%	11.8%	10.8%
• Water Infrastructure	9.5%	11.6%	15.4%	13.6%	17.5%	15.7%	17.7%	18.7%	15.4%	15.1%
• Applied Water	10.8%	11.7%	13.6%	13.9%	14.4%	14.6%	16.4%	13.7%	13.9%	13.5%
• Measurement & Control Solutions	7.8%	4.1%	9.0%	4.9%	8.1%	5.3%	9.3%	(5.1)%	8.6%	—%
• Total Segments	9.4%	11.0%	13.1%	13.0%	14.1%	14.4%	15.2%	12.4%	13.1%	12.7%
Sensus Acquisition Related Costs
• Total Xylem	10	—	4	—	5	10	3	43	22	53
• Water Infrastructure	—	—	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	6	—	3	—	4	—	2	25	15	25
• Total Segments	6	—	3	—	4	—	2	25	15	25
Special Charges
• Total Xylem	5	4	—	1	3	—	3	—	11	5
• Water Infrastructure	—	2	—	—	—	—	—	—	—	2
• Applied Water	5	—	—	—	—	—	—	—	5	—
• Measurement & Control Solutions	—	2	—	1	—	—	—	—	—	3
• Total Segments	5	4	—	1	—	—	—	—	5	5
Restructuring & Realignment Costs
• Total Xylem	11	9	12	11	9	12	9	15	41	47
• Water Infrastructure	4	3	5	6	3	5	4	2	16	16
• Applied Water	4	3	5	3	5	3	3	7	17	16
• Measurement & Control Solutions	3	1	2	2	1	4	2	6	8	13
• Total Segments	11	7	12	11	9	12	9	15	41	45
Adjusted Operating Income
• Total Xylem	112	92	155	121	169	131	194	167	630	511
• Water Infrastructure	44	56	79	72	94	80	107	101	324	309
• Applied Water	45	42	54	54	56	53	64	55	219	204
• Measurement & Control Solutions	34	6	34	7	31	8	34	20	133	41
• Total Segments	123	104	167	133	181	141	205	176	676	554
Adjusted Operating Margin
• Total Xylem	10.5%	10.9%	13.3%	13.0%	14.1%	14.6%	15.2%	15.3%	13.4%	13.6%
• Water Infrastructure	10.5%	12.7%	16.4%	14.9%	18.1%	16.7%	18.4%	19.1%	16.2%	16.0%
• Applied Water	13.5%	12.6%	15.0%	14.8%	15.8%	15.5%	17.2%	15.7%	15.4%	14.6%
• Measurement & Control Solutions	10.7%	8.1%	10.6%	8.5%	9.7%	10.5%	10.6%	9.3%	10.4%	9.2%
• Total Segments	11.5%	12.3%	14.3%	14.3%	15.1%	15.7%	16.1%	16.1%	14.4%	14.7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q4 2017				Q4 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,277			1,277	1,095			1,095
Operating Income	179	15	a	194	109	58	a	167
Operating Margin	14.0%			15.2%	10.0%			15.3%
Interest Expense	(20)			(20)	(20)	1	e	(19)
Other Non-Operating Income (Expense)	(1)	2	b	1	1			1
(Loss)/Gain from sale of business	(14)	14		—	—	—		—
Income before Taxes	144	31		175	90	59		149
Provision for Income Taxes	(74)	36	c	(38)	(40)	9	c	(31)
Gain/(Loss) attributable to minority interest	1	(1)	d	—	—	—		—
Net Income attributable to Xylem	71	66		137	50	68		118
Diluted Shares	181.3			181.3	180.6			180.6
Diluted EPS	$0.40	$0.36		$0.76	$0.28	$0.38		$0.66

Year-over-year currency translation impact on current year diluted EPS	$0.02	—	$0.02
Diluted EPS at Constant Currency	$0.38	$0.36	$0.74

	Q4 YTD 2017				Q4 YTD 2016
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	4,707			4,707	3,771			3,771
Operating Income	556	74	a	630	406	105	a	511
Operating Margin	11.8%			13.4%	10.8%			13.6%
Interest Expense	(82)			(82)	(70)	13	e	(57)
Other Non-Operating Income (Expense)	2	2	b	4	4			4
(Loss)/Gain from sale of business	(10)	10		—	—			—
Income before Taxes	466	86		552	340	118		458
Provision for Income Taxes	(136)	17	c	(119)	(80)	(14)	c	(94)
Income attributable to minority interest	1	(1)	d	—
Net Income attributable to Xylem	331	102		433	260	104		364
Diluted Shares	180.9			180.9	180.0			180.0
Diluted EPS	$1.83	$0.57		$2.40	$1.45	$0.58		$2.03

Year-over-year currency translation impact on current year diluted EPS	$(0.02)	0.02	$—
Diluted EPS at Constant Currency	$1.85	$0.55	$2.40

a
Fourth quarter: Restructuring & realignment costs of $9 million and $15 million in 2017 and 2016, respectively, Sensus acquisition related costs of $3 million and $43 million in 2017 and 2016 and special charges of $3 million of other acquisition costs in 2017.

Year-to-date: Restructuring & realignment costs of $41 million and $47 million in 2017 and 2016, respectively, Sensus acquisition related costs of $22 million and $53 million in 2017 and 2016, respectively and special charges of $11 million ($5 million of asset impairment, $3 million of due diligence costs and $3 of other acquisition costs) in 2017 and $5 million of initial acquisition costs in 2016.

b	Special charges of a write-down of investment in joint venture of $2 million in the fourth quarter of 2017.
c
Fourth quarter: Net tax impact on restructuring & realignment costs of $2 million and $4 million in 2017 and 2016, respectively, net tax impact on Sensus acquisition related costs of $1 million and $15 million in 2017 and 2016, respectively, net tax impact on special charges of $1 million in 2017 and tax-related special items of $40 million and $28 million of benefit in 2017 and 2016, respectively.

Year-to-date: Net tax impact on restructuring & realignment costs of $13 million in both 2017 and 2016, respectively, net tax impact on Sensus acquisition related costs of $8 million and $15 million in 2017 and 2016, respectively , net tax impact on special charges of $4 million and $7 million in 2017 and 2016, respectively, net tax impact of $2 million on the gain from sale of business in 2017 and tax-related special items of $40 million and $21 million of benefit in 2017 and 2016, respectively.

d	Special item consisting of minority interest income attributable to the loss on a joint venture held for sale in the fourth quarter of 2017.
e
Fourth quarter special charges of $1 million of financing costs related to the bridge loan entered into for the Sensus acquisition in 2016. Year-to-date special charges of $5 million of financing costs related to the bridge loan entered into for the Sensus acquisition and $8 million of costs related to the early extinguishment of debt in 2016.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Q4		Year Ended
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Net Cash - Operating Activities	$58	$41	$93	$84	$228	$149	$307	$223	$686	$497
Capital Expenditures	(49)	(37)	(28)	(25)	(42)	(28)	(51)	(34)	(170)	(124)
Free Cash Flow	$9	$4	$65	$59	$186	$121	$256	$189	$516	$373
Cash paid for Sensus acquisition related costs	(17)	—	(5)	—	(1)	(3)	(5)	(10)	(28)	(13)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$26	$4	$70	$59	$187	$124	$261	$199	$544	$386
Net Income	56	66	100	71	104	73	70	50	330	260
Gain/(Loss) from sale of businesses	5	—	—	—	(1)	—	(14)	—	(10)	—
Special Charges - non-cash impairment and early debt extinguishment	(5)	—	—	(8)	—	—	(2)	—	(7)	(8)
Sensus acquisition related costs	(10)	—	(4)	—	(5)	(10)	(3)	(43)	(22)	(53)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and Sensus Acquisition Related Costs	$66	$66	$104	$79	$110	$83	$89	$93	$369	$321
Free Cash Flow Conversion	39%	6%	67%	75%	170%	149%	293%	214%	147%	120%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100	104	70	330
Income Tax Expense	14	21	27	74	136
Interest Expense (Income), net	20	20	20	19	79
Depreciation	28	27	28	26	109
Amortization	31	30	30	34	125
EBITDA	149	198	209	223	779
Share-based Compensation	6	5	5	5	21
Restructuring & Realignment	11	12	9	9	41
Gain on sale of business	(5)	—	1	14	10
Sensus acquisition related costs	7	2	3	2	14
Special Charges	5	—	3	5	13
Adjusted EBITDA	173	217	230	258	878
Revenue	1,071	1,164	1,195	1,277	4,707
Adjusted EBITDA Margin	16.2%	18.6%	19.2%	20.2%	18.7%

2016
	Q1	Q2	Q3	Q4	Total
Net Income	66	71	73	50	260
Income Tax Expense	(1)	19	22	40	80
Interest Expense (Income), net	14	19	16	19	68
Depreciation	20	21	20	26	87
Amortization	12	12	12	28	64
EBITDA	111	142	143	163	559
Share-based Compensation	5	5	5	3	18
Restructuring & Realignment	9	11	12	15	47
Sensus acquisition related costs	—	—	10	36	46
Special Charges	4	1	—	—	5
Adjusted EBITDA	129	159	170	217	675
Revenue	847	932	897	1,095	3,771
Adjusted EBITDA Margin	15.2%	17.1%	19.0%	19.8%	17.9%